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                                                                   EXHIBIT 11.01
                                  ALUMAX INC.

                    CALCULATION OF EARNINGS PER COMMON SHARE
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)




                                                                 Three Months Ended         Six Months Ended
                                                                 -------------------       ------------------
                                                                        June 30,                 June 30,
                                                                ----------------------     -------------------
                                                                  1996        1995         1996          1995
                                                                --------     -------       ------        ----
Primary earnings per common share

     1.  Net earnings   . . . . . . . . . . . . . . . . . .      $   83.1     $  39.2     $ 178.5      $  149.6

     2.  Deduct - Series A Convertible
               Preferred dividends  . . . . . . . . . . . .          (2.4)       (2.4)       (4.7)         (4.7)
                                                                 --------     -------     -------      --------

     3.  Earnings applicable to common shares   . . . . . .      $   80.7     $  36.8     $ 173.8      $  144.9
                                                                 ========     =======     =======      ========

     4.  Average primary shares outstanding   . . . . . . .          45.7        45.1        45.6          45.0
                                                                 ========     =======     =======      ========

     5.  Primary earnings per common share
               (line 3 divided by line 4) . . . . . . . . .      $   1.77     $   .82     $  3.81      $   3.22
                                                                 ========     =======     =======      ========

Fully diluted earnings per common share

     6.  Earnings applicable to common shares   . . . . . .      $   80.7     $  36.8     $ 173.8      $  144.9

     7.  Add - Series A Convertible Preferred dividends . .          (2.4)       (2.4)       (4.7)         (4.7)
                                                                 --------     -------     -------      --------

     8.  Earnings applicable to common shares   . . . . . .      $   83.1     $  39.2     $ 178.5      $  149.6
                                                                 ========     =======     =======      ========

     9.  Average fully diluted shares outstanding   . . . .          55.3        54.9        55.2          54.8
                                                                 ========     =======     =======      ========

     10. Fully diluted earnings per common share
               (line 8 divided by line 9) . . . . . . . . .      $   1.50     $   .71     $  3.23      $   2.73
                                                                 ========     =======     =======      ========





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